                                                                    EXHIBIT 5.01
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                                 March 11, 1999

VeriSign, Inc.
1390 Shorebird Way
Mountain View, CA 94043-1337


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 11, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 45,000 shares of your common stock (the "Stock"), all of which are presently issued and outstanding and will be sold by a certain selling stockholder (the "Selling Stockholder").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-70121) filed with and declared effective by the Commission on January 26, 1999, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form S-1 (File Number 333-40789) filed with and declared effective by the Commission on January 29, 1998, together with the Exhibits filed as a part thereof;

     (3) your registration statement on Form 8-A (File Number 000-23593) filed with the Commission on January 5, 1998;

     (4) the Registration Statement, together with the Exhibits filed as a part thereof;

     (5)  the Prospectuses prepared in connection with the Registration
          Statement;

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (7) your stock records that you have provided to us (consisting of a certificate from your transfer agent verifying the number of your issued and outstanding shares of capital stock as of March 1, 1999, and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated March 3, 1999, verifying the number of such issued and outstanding securities);

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (9) the various stock purchase and other agreements under which the Selling Stockholder acquired the Stock to be sold by them as described in the Registration Statement; and

     (10) a Selling Stockholder Questionnaire dated March 2, 1999 signed by the selling stockholder.

     By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 45,000 shares of Stock to be sold by the Selling Stockholder pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                      Very truly yours,

                                      FENWICK & WEST LLP

                                      By:   /s/ Jeffrey Vetter
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                                            Jeffrey Vetter, a Partner

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